EXHIBIT (c)(7)

Deutsche Bank Investment Bank Deutsche Bank Securities Inc., a subsidiary of Deutsche Bank AG, conducts investment banking and securities activities in the United States. December 2020 Project Phoenix Price Discussion

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Deutsche Bank Investment Bank Executive summary Prior offer: $2.50 per ADS, reflecting $689m TEV assuming year - end 2020 balance sheet and a multiple of 8.4x (a) / 6.5x (a) for CY21E / CY22E EBITDA IFC representatives have asked for an increase to $ 2.75 - $ 2.80 per ADS  At $ 2.75, that reflects an increase of 10% on equity value and 5 % on TEV Since our initial offer, our primary trading comparables have increased on average by 1.1x (to 7.7x), or an increase of 16%. Additionally, the Euro / USD exchange rate has increased by 1.25% (to 1.2114) As offsets however, the business has seen a more definitive loss of the Lega Advisory contract which should be considered when assessing the value of the business plan projections 1 (a) Calculated with reference to management projection including prolongation of Lega Advisory received 8/19/20, converted using EUR / USD rate of 1.2114 as of 12/8/20 Source: Management plan received 8/19/20, Management debt and cash projection received 9/2/20

Deutsche Bank Investment Bank WSG ADS share price performance since last valuation 2 10 WSG ADS price metrics 9/1/20 12/8/20 ADS price $2.11 $2.25 30 - day VWAP $2.08 $2.20 60 - day VWAP $2.09 $2.22 90 - day VWAP $2.34 $2.15 180 - day VWAP $2.29 $2.15 Note: Market data as of 12 /8/20; Market prices with reference to closing ADS share price (a) High and low calculated with reference to closing share price (excludes intra - day trading) Source: FactSet, Bloomberg Date of last valuation: $2.11 (9/1/20) Closing price after announcement of receipt of preliminary offer: $2.32 (9/30/20) Reported 3Q results : $2.27 (12/1/20) Current: $2.25 (12/8/20) 0.00 1.00 2.00 3.00 4.00 5.00 6.00 7.00 8.00 9.00 10.00 $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 $4.00 1-Sep-20 10-Sep-20 20-Sep-20 30-Sep-20 10-Oct-20 20-Oct-20 29-Oct-20 8-Nov-20 18-Nov-20 28-Nov-20 8-Dec-20 Volume (m) ADS Price

Deutsche Bank Investment Bank 5.1x 7.8x 7.0x 5.6x 6.9x 5.8x 25.3x 23.8x 14.8x 11.1x 4.7x 8.7x 8.1x 7.3x 7.2x 7.1x 40.1x 23.9x 16.3x 10.9x 3 Select publicly traded companies TEV / CY21 EBITDA Secondary comps: Sports IP & Live Entertainment Note: Market data as of 12/8/20. Balance sheet data as of latest reported (a) Calculated with reference to management projection received 8/19/20, converted using EUR / USD rate of 1.2114 as of 12/8/20 (b) Calculated with reference to a blended average share price across all traded share classes (c) Pro forma for Live Nation divestiture (d) Multiples calculated with reference to EBITDA adjusted to exclude additional depreciation associated with IFRS 16 for compara bil ity purposes Source: FactSet, Wall Street research, Bloomberg, Management projection received 8/19/20 Primary comps: Advertising Agencies Prelim Valuation (9/1/20) Current (12/8/20) 33% 22% 39% 26% 25% 22% 7% 1% Share price Δ (9/1/20 to Current) 7% 13% ( b ) Phoenix management plan (d) (d) 7.7x 7.6x (c) (a) (a) ‘21E EBITDA Δ (9/1/20 to Current) 5% 2% (3%) 16% (4%) (22%) (4%) (5%) 8% 12%

Deutsche Bank Investment Bank Analysis at various prices 4 Analysis at various prices $ millions, excluding ADS data Illustrative acquisition ADS price $2.25 $2.50 $2.75 $2.80 Acquisition market cap (a) $326 $362 $398 $405 (+) Net debt as of 12/31/2020E (b) 328 328 328 328 Acquisition total enterprise value (c) $653 $689 $725 $732 % Premium paid to Price Unaffected ADS price (d) $1.80 25% 39% 53% 56% TEV / Adj. EBITDA multiples Adj. EBITDA (e) Management Plan (8/19/20) TEV / CY21E Adj. EBITDA $82 8.0x 8.4x 8.8x 8.9x TEV / CY22E Adj. EBITDA 106 6.2x 6.5x 6.8x 6.9x Management Plan excl. prolongation of Lega Advisory TEV / CY21E Adj. EBITDA $72 9.1x 9.6x 10.1x 10.2x TEV / CY22E Adj. EBITDA 87 7.5x 7.9x 8.3x 8.4x Bloomberg Consensus TEV / CY21E Adj. EBITDA $132 4.9x 5.2x 5.4x 5.7x TEV / CY22E Adj. EBITDA 151 4.3x 4.5x 4.7x 5.0x Note: Market data as of 12 /8/20 (a) Calculated with reference to fully diluted ADS outstanding of 145m as of 12/8/20 (b) 2020E net debt per the management plan received 9/2/20 (c) Includes net adjustment for investments and non - controlling interests of ($1m) (d) The closing price of the Company’s ADS on September 29, 2020, the last trading day prior to the date of announcement of the p rel iminary non - binding offer (e) Management Plan and Bloomberg consensus estimates converted using USD / EUR of 1.2114 as of 12/8/20 Source: Management Plan received 8/19/20, Management debt and cash projection received 9/2/20, Bloomberg, FactSet

Deutsche Bank Investment Bank DCF - based valuation: Equity value / ADS sensitivity Assumes a 10% WACC 5 TY Adj. EBITDA ($m) Incremental TY EBITDA need at $2.75 per ADS 437.4 91 99  Exit multiple 7.0x $2.07 $2.35 $21 22.5% 12.2% 7.5x $2.29 $2.58 $13 14.4% 4.7% 8.0x $2.50 $2.82 $7 7.2% (1.8%) 8.5x $2.72 $3.05 $1 0.9% (7.6%) A B Includes prolongation of Lega Advisory Excludes prolongation of Lega Advisory A B Infront 2024E (a) Infront de - cycled 2024E (b) Calculated with reference to: Note: Discounted cash flow analysis with calculated with reference to management projections converted using EUR / USD rate o f 1 .2114 as of 12/8/20 (a) Calculated with reference to 2024E EBITDA for Infront, WSC, and ListCo (b) Calculated with reference to 2024E de - cycled Infront EBITDA plus 2024E WSC and ListCo EBITDA (c) Calculated with reference to implied terminal year EBITDA at $2.75 per ADS less terminal year EBITDA A (2024E EBITDA for Infront, WSC, and Listco) (d) Excludes EBITDA associated with Lega Production / Archive contracts net of allocated costs Source: Management Plan received 8/19/20, Management working capital projection received 9/1/20, Management debt and cash pro jec tion received 9/2/20, Management Lega revenue projection received 12/8/20 A B % % TY Adj. EBITDA ($m) Incremental TY EBITDA need at $2.75 per ADS 437.4 70 79  Exit multiple 7.0x $1.08 $1.36 $51 72.0% 53.6% 7.5x $1.25 $1.54 $42 60.5% 43.4% 8.0x $1.41 $1.73 $35 50.5% 34.4% 8.5x $1.58 $1.91 $29 41.6% 26.5% A B A B % % Excludes prolongation of Lega Advisory and 50% of Archive and Production (d) Excludes prolongation of Lega Advisory, Archive and Production (d) TY Adj. EBITDA ($m) Incremental TY EBITDA need at $2.75 per ADS 437.4 68 76  Exit multiple 7.0x $0.96 $1.23 $54 80.4% 60.5% 7.5x $1.11 $1.41 $46 68.3% 49.8% 8.0x $1.27 $1.59 $39 57.8% 40.4% 8.5x $1.43 $1.77 $33 48.5% 32.2% A B % % TY Adj. EBITDA ($m) Incremental TY EBITDA need at $2.75 per ADS 437.4 65 73  Exit multiple 7.0x $0.83 $1.10 $58 89.4% 67.8% 7.5x $0.98 $1.28 $50 76.8% 56.6% 8.0x $1.14 $1.45 $43 65.7% 46.8% 8.5x $1.29 $1.62 $36 56.0% 38.2% A B A B % % A A A A (c) (c) (c) (c) A B

Deutsche Bank Investment Bank DCF - based valuation: Equity value / ADS sensitivity (continued ) Assumes a 9% WACC 6 TY Adj. EBITDA ($m) Incremental TY EBITDA need at $2.75 per ADS 437.4 91 99  Exit multiple 7.0x $2.22 $2.50 $16 17.1% 7.2% 7.5x $2.44 $2.75 $8 9.3% 0.1% 8.0x $2.66 $2.99 $2 2.5% (6.2%) 8.5x $2.88 $3.23 ($3) (3.5%) (11.7%) Includes prolongation of Lega Advisory Excludes prolongation of Lega Advisory TY Adj. EBITDA ($m) Incremental TY EBITDA need at $2.75 per ADS 437.4 70 79  Exit multiple 7.0x $1.19 $1.48 $45 64.7% 47.2% 7.5x $1.37 $1.67 $38 53.8% 37.4% 8.0x $1.54 $1.87 $31 44.2% 28.8% 8.5x $1.71 $2.06 $25 35.7% 21.2% Excludes prolongation of Lega Advisory and 50% of Archive and Production (d) Excludes prolongation of Lega Advisory, Archive and Production (d) TY Adj. EBITDA ($m) Incremental TY EBITDA need at $2.75 per ADS 437.4 68 76  Exit multiple 7.0x $1.06 $1.35 $49 72.8% 53.8% 7.5x $1.23 $1.54 $41 61.3% 43.5% 8.0x $1.39 $1.72 $35 51.2% 34.6% 8.5x $1.56 $1.91 $29 42.3% 26.6% TY Adj. EBITDA ($m) Incremental TY EBITDA need at $2.75 per ADS 437.4 65 73  Exit multiple 7.0x $0.93 $1.22 $53 81.5% 60.8% 7.5x $1.09 $1.40 $45 69.4% 50.1% 8.0x $1.25 $1.58 $38 58.8% 40.7% 8.5x $1.41 $1.76 $32 49.5% 32.5% A B Infront 2024E (a) Infront de - cycled 2024E (b) Calculated with reference to: Note: Discounted cash flow analysis with calculated with reference to management projections converted using EUR / USD rate o f 1 .2114 as of 12/8/20 (a) Calculated with reference to 2024E EBITDA for Infront, WSC, and ListCo (b) Calculated with reference to 2024E de - cycled Infront EBITDA plus 2024E WSC and ListCo EBITDA (c) Calculated with reference to implied terminal year EBITDA at $2.75 per ADS less terminal year EBITDA A (2024E EBITDA for Infront, WSC, and Listco) (d) Excludes EBITDA associated with Lega Production / Archive contracts net of allocated costs Source: Management Plan received 8/19/20, Management working capital projection received 9/1/20, Management debt and cash pro jec tion received 9/2/20, Management Lega revenue projection received 12/8/20 A B A B % % A B A B % % A A (c) (c) A B % % A B A B % % A A (c) (c) A B